Sub-Item 77Q1(a)

Dreyfus Institutional Cash Advantage Funds

The Registrant's Amended and Restated By-Laws are herein incorporated by reference to Post Effective Amendment No. 11 ("The Amendment") to the Registrant's registration Statement on Form N-1A. The Amendment was filed with the Securities and Exchange Commission on August 26, 2011, and became effective September 1, 2011.